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                                                                    EXHIBIT 10.9


                              EMPLOYMENT AGREEMENT


         This Employment Agreement (the "Agreement") is entered into as of the 31st day of May, 1996, by and between ACCESSORIES ASSOCIATES, INC., a Rhode Island corporation with a mailing address of 500 George Washington Highway, Smithfield, Rhode Island 02917 (the "Company"), and GERALD R. CERCE, an individual with a residence address of 143 Meeting Street, Providence, Rhode Island 02906 ("Executive").

                                  INTRODUCTION

         1. The Company is in the business of developing, manufacturing, distributing and marketing ladies' and men's consumer soft lines sold in retail stores (the "Accessories Business"). Executive conceived and developed the concepts currently used in the Company's operations and possesses other skills and knowledge advantageous to the Company.

         2. The Company desires to employ Executive and Executive desires to accept such employment on the terms and conditions set forth herein.

                                    AGREEMENT

         In consideration of the premises and mutual promises hereinbelow set forth, the parties hereby agree as follows:

                  1. EMPLOYMENT PERIOD. The term of this Agreement (the "Employment Period") shall commence on the date hereof and, subject to earlier termination as hereinafter provided, shall terminate ten (10) years from the date hereof. Thereafter, Executive's employment will continue automatically on a year to year basis terminable by either party consistent with the terms of this Agreement.

                  2. EMPLOYMENT; DUTIES. Subject to the terms and conditions set forth herein, the Company hereby employs Executive to act as Chairman and Chief Executive Officer of the Company during the Employment Period, and Executive hereby accepts such employment. The duties assigned and authority granted to Executive shall be as set forth in the By-laws of the Company and as determined by its Board of Directors from time to time. Executive agrees to perform his duties for the Company diligently, competently, and in a good faith manner. The Executive may also engage in civic and charitable activities to the extent they are not inconsistent with Executive's duties hereunder.

                  3.       SALARY AND BONUS.

                           (a)      BASE SALARY. During the first year of the
Employment Period, the Company agrees to pay Executive $625,000 per year, payable weekly in arrears. Executive's base



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salary shall not be decreased, and shall be increased on each anniversary date of this Agreement (the "Anniversary Date"), based upon the increase in the Consumer Price Index for all Urban Consumers (CPI-U), Boston, Massachusetts, published by the Bureau of Labor Statistics of the United States Department of Labor (1982-1984=100) (the "Index"). If, on an Anniversary Date, the Index shows an increase from the base date of May 31, 1996 (the "Base Date"), then Executive's annual base salary for the ensuing 12 months shall be the product of
(a) $601,000 and (b) one plus a percentage equal to the percentage increase in the Index on each such Anniversary Date over the Index on the Base Date. In the event the Bureau of Labor Statistics no longer publishes the Index the Company shall use that index then available which most closely replicates the Index. In addition, after the first year of the Employment Period, the Board of Directors of the Company (or any appropriate committee thereof) shall review and may increase the Executive's annual base salary in its discretion, based upon the Company's performance and the Executive's particular contributions.

                           (b)      BONUS. Executive shall be eligible for and
shall receive an annual cash bonus under the Company's Executive Incentive Compensation Plan, subject to the discretion of the Company's Board of Directors.

                  4.       OTHER BENEFITS.

                           (a)      INSURANCE AND OTHER BENEFITS. The Executive
shall be entitled to participate in, and shall receive the maximum benefits available under, the Company's insurance programs (including health and life insurance) and any ERISA benefit plans, as the same may be adopted and/or amended from time to time, and shall receive all other fringe benefits that are provided by the Company to other senior executives. The Company shall purchase a disability insurance policy which shall provide Executive with the maximum monthly benefit available to Executive, based upon Executive's monthly base salary, after a six-month period of disability. The Company shall contribute the maximum amount permitted under current law to the Executive's 401(k) Plan, and any other Company pension or retirement plan during the Employment Period.

                           (b)      VACATION. Executive shall be entitled to an
annual vacation of such duration as may be determined by the Board of Directors, but not less than that generally established for other executives of Company and in no event less than four (4) weeks, without interruption of salary.

                           (c)      AUTOMOBILE ALLOWANCE. The Company shall
provide Executive with an automobile consistent with past practice.

                           (d)      REIMBURSEMENT OF EXPENSES. The Company shall
reimburse Executive for all reasonable travel, entertainment and other expenses incurred or paid by the Executive in connection with, or related to, the performance of his duties or responsibilities under this Agreement, provided that Executive submits to the Company substantiation of such expenses sufficient to satisfy the record keeping guidelines promulgated from time to time by the Internal Revenue Service. All domestic and international airline travel may be in first class accommodations at the Executive's sole discretion.



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                           (e)      MEMBERSHIP AND SERVICE FEES. The Company
shall pay the professional and other fees reasonably incurred by Executive in connection with (i) an annual medical examination of Executive, (ii) the annual planning for and preparation of Executive's personal income tax returns, (iii) annual review of and planning Executive's financial situation by a financial planner, (iv) annual membership in an airline travel club, (v) annual membership in a social or health club of Executive's choice, and (vi) annual membership in a golf or country club of Executive's choice.

                           (f)      LODGING IN NEW YORK. Executive currently
owns an apartment unit located at 415 East 54th Street, New York, New York. The Company shall reimburse Executive for all reasonable lodging, entertainment and other expenses incurred or paid by the Executive in connection with, or related to, the performance of his duties or responsibilities in New York City. The Company shall reimburse Executive for actual lodging at the apartment on a per diem basis at a rate equal to the daily rate charged in Manhattan to business travellers by first-class hotels in a premium location.

                           (g)      SUPPLEMENTAL EMPLOYEE RETIREMENT PLAN. The
Company shall pay all annual payments for the Executive's Supplemental Employee Retirement Plan ("SERP"). Notwithstanding any other provisions in this Agreement to the contrary, the Company shall continue to make all payments on behalf of the Executive to the SERP during and after the Employment Period. Upon termination of the SERP, the Company shall deliver the proceeds of such SERP to Executive or the Executive's beneficiaries in accordance with the SERP.

                  5. TERMINATION BY THE COMPANY WITH CAUSE. Upon prior written notice to Executive, the Company may terminate this Agreement if any of the following events shall occur:

                           (a)      the conviction of Executive for a crime
involving fraud or moral turpitude;

                           (b)      deliberate dishonesty of the Executive with
respect to the Company or any of its subsidiaries; or

                           (c)      the refusal of the Executive to follow the
reasonable and lawful written instructions of the Board of Directors of the Company with respect to the services to be rendered and the manner of rendering such services by Executive, provided such refusal is material and repetitive and is not justified or excused either by the terms of this Agreement or by actions taken by the Company in violation of this Agreement, and with respect to the first two refusals Executive has been given reasonable written notice and explanation thereof and reasonable opportunity to cure and no cure has been effected within a reasonable time after such notice.

                  6. TERMINATION BY THE EXECUTIVE; TERMINATION BY THE COMPANY WITHOUT CAUSE.

                           6.1      NOTICE/EVENTS/DEFINED TERMS.



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                           (a)      Executive may terminate this Agreement at
any time by providing written notice to the Company.

                           (b)      The Company may terminate this Agreement at
any time, WITHOUT CAUSE, as defined below, upon six (6) months prior written notice to Executive.

                           (c)      As used in this Agreement, the term "WITHOUT
CAUSE" shall mean termination for any reason not specified in Section 5 hereof, and shall include, without limitation: (i) the Company's materially reducing Executive's duties or authority as Chief Executive Officer; and (ii) the disability of Executive; or (iii) the Executive's death.

                           6.2      SEVERANCE.

                           (a)      If the Company terminates this Agreement,
WITHOUT CAUSE, the Company shall provide Executive with a severance package which shall consist of the following: (i) payment on the first business day of each month of an amount equal to one-twelfth of the Executive's then current annual base salary under Section 3(a) hereof; (ii) payment on the first business day of each month of an amount equal to one-twelfth of Executive's most recent bonus under Section 3(b) hereof; and (iii) continuation of all benefits under
Section 4.

                           (b)      The Company's obligation to make the
payments and provide the benefits required by this Section 6.2 shall commence on the date of termination of this Agreement by the Company, WITHOUT CAUSE, and continue for a period equal to the greater of: (i) two (2) years, or (ii) the duration of the Non-compete Period under Section 8 hereof.

                  7. DEATH OR DISABILITY. In the event of the Executive's death or disability, employment will automatically terminate effective as of the date of such death or disability. As used in this Agreement, the term "disability" shall mean inability on the part of Executive for a period of more than six (6) months in the aggregate during any twelve (12) month period to perform the services contemplated under this Agreement. A determination of disability shall be made by a physician satisfactory to both the Executive and the Company, provided that if the Executive and the Company do not agree on a physician, the Executive and the Company shall each select a physician and these two physicians together shall select a third physician, whose determination as to disability shall be binding on all parties.

                  8. NON-COMPETITION. During the Employment Period and after termination of this Agreement by the Executive under Section 6.1(a), or by the Company under Section 5 or Section 6.1(b), the Company may restrict the Executive's subsequent involvement in the Restricted Business Activities, as defined below, for the period ending two (2) years after the date of termination of this Agreement (the "Non-compete Period"). As used in this Agreement, the term "Restricted Business Activities" shall mean the marketing and sale of ladies' and men's consumer soft lines to retail stores, which the Company sold and marketed during Executive's employment with the Company. During the Non-compete Period, Executive shall not, without the written approval of the Company, directly or indirectly, either as an individual, partner, joint venturer, employee or agent for any person, company, corporation or association, or as an officer, director



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or stockholder of a corporation or otherwise, enter into or engage in or have a proprietary interest in the Restricted Business Activities other than the ownership of (a) the stock of the Company then held by Executive, and (b) no more than five percent (5%) of the securities of any other publicly-held company. The minimum period for which Executive shall be provided the severance package set forth in Section 6.2 hereof shall be two (2) years. The Non-compete period may be extended for up to an additional three (3) years, at the option of the Company, provided that the Company continues to make the monthly payments and provides the benefits required under Section 6.2 hereof, for such additional period.

                  The Executive recognizes and agrees that because a violation by him of his obligations under this Section 8 will cause irreparable harm to the Company that would be difficult to quantify and for which money damages would be inadequate, the Company shall have the right to injunctive relief to prevent or restrain any such violation, without the necessity of posting a bond.

                  Executive expressly agrees that the character, duration and scope of this covenant not to compete are reasonable in light of the circumstances as they exist at the date upon which this Agreement has been executed. However, should a determination nonetheless be made by a court of competent jurisdiction at a later date that the character, duration or geographical scope of this covenant not to compete is unreasonable in light of the circumstances as they then exist, then it is the intention of both Executive and the Company that this covenant not to compete shall be construed by the court in such a manner as to impose only those restrictions on the conduct of Executive which are reasonable in light of the circumstances as they then exist and necessary to assure the Company of the intended benefit of this covenant to compete.

                  9. CONFIDENTIALITY COVENANTS. Executive understands that Company may impart to him confidential business information including, without limitation, designs, financial information, personnel information, real estate information, and the like (collectively "Confidential Information"). Executive hereby acknowledges Company's exclusive ownership of such Confidential Information.

                  Executive agrees as follows: (1) only to use the Confidential Information to provide services to Company; (2) only to communicate the Confidential Information to fellow employees, agents and representatives on a need-to-know basis; and (3) not to otherwise disclose or use any Confidential Information. Upon demand by Company or upon termination of Executive's employment, Executive will deliver to Company all manuals, photographs, recordings, and any other instrument or device by which, through which, or on which Confidential Information has been recorded and/or preserved, which are in my Executive's possession, custody or control.

                  10. GOVERNING LAW/JURISDICTION. This Agreement shall be governed by and interpreted and governed in accordance with the laws of the State of Rhode Island. The parties agree that this Agreement was made and entered into in Rhode Island and each party hereby consents to the jurisdiction of a competent court in Rhode Island to hear any dispute arising out of this Agreement.



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                  11.      ENTIRE AGREEMENT. This Agreement constitutes the
entire agreement between the parties hereto with respect to the subject matter hereof and thereof and supercedes any and all previous agreements, written and oral, regarding the subject matter hereof between the parties hereto. This Agreement shall not be changed, altered, modified or amended, except by a written agreement signed by both parties hereto.

                  12. NOTICES. All notices, requests, demands and other communications required or permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been given if delivered by hand, sent by generally recognized overnight courier service, telex or telecopy, or certified mail, return receipt requested.

                  (a)      to the Company at:
                           500 George Washington Highway
                           Smithfield, Rhode Island  02917

                  (b)      to the Executive at:
                           143 Meeting Street
                           Providence, Rhode Island  02906

                  Any such notice or other communication will be considered to have been given (i) on the date of delivery in person, (ii) on the third day after mailing by certified mail, provided that receipt of delivery is confirmed in writing, (iii) on the first business day following delivery to a commercial overnight courier or (iv) on the date of facsimile transmission (telecopy) provided that the giver of the notice obtains telephone confirmation of receipt.

                  Either party may, by notice given to the other party in accordance with this Section, designate another address or person for receipt of notices hereunder.

                  13. SEVERABILITY. If any term or provision of this Agreement, or the application thereof to any person or under any circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such terms to the persons or under circumstances other than those as to which it is invalid or unenforceable, shall be considered severable and shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law. The invalid or unenforceable provisions shall, to the extent permitted by law, be deemed amended and given such interpretation as to achieve the economic intent of this Agreement.

                  14. WAIVER. The failure of any party to insist in any one instance or more upon strict performance of any of the terms and conditions hereof, or to exercise any right or privilege herein conferred, shall not be construed as a waiver of such terms, conditions, rights or privileges, but same shall continue to remain in full force and effect. Any waiver by any party of any violation of, breach of or default under any provision of this Agreement by the other party shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement.



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                  15.      SUCCESSORS AND ASSIGNS. This Agreement shall be
binding upon the Company and any successors and assigns of the Company.


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.



                                   ACCESSORIES ASSOCIATES, INC.


                                   By: /s/ Gerald F. Cerce
                                       ------------------------------------
                                       Title: Chairman

                                   EXECUTIVE:

                                   /s/ Gerald F. Cerce
                                   ----------------------------------------
                                   Gerald F. Cerce





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